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                                                                    EXHIBIT 23.3

                              CONSENT OF COUNSEL


As counsel to the Company, we hereby consent to the prospectus discussion of our opinion, the reproduction of the opinion as an exhibit and all references to our Firm included in or made a part of this registration statement.



                                                         NEAL GERBER & EISENBERG

Chicago, IL
April 22, 1998